UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐ Soliciting Material Pursuant to ss.240.14a-12
ANSOFT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL 1
OTHER MATTERS
SOLICITATIONS OF PROXIES
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
ANNUAL REPORT

ANSOFT CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, SEPTEMBER 5, 2007
To Our Stockholders:
     The Annual Meeting of Stockholders (the “Annual Meeting”) of Ansoft Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, September 5, 2007 at 9:00 a.m., local time, at Ansoft Corporation, 225 West Station Square Drive, Suite 200, Pittsburgh, Pennsylvania 15219-1119, for the following purposes:
a.	To elect five directors to serve on the Company’s Board of Directors until the 2008 Annual Meeting of Stockholders.

b.	To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.
     NOTE: The Board of Directors is not aware of any other business to come before the meeting.
     The Board of Directors has fixed the close of business on July 26, 2007 as the record date for the determination of holders of the Company’s common stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.
     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting, including those items listed above.
     You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the enclosed envelope. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.
By Order of the Board of Directors,

Nicholas Csendes
President and Chief Executive Officer
Pittsburgh, Pennsylvania
July 27, 2007
     YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.
     PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE IT, SIGN IT AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

ANSOFT CORPORATION
225 West Station Square Drive, Suite 200
Pittsburgh, PA 15219-1119
PROXY STATEMENT
GENERAL INFORMATION
     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ansoft Corporation, a Delaware corporation (“Ansoft” or the “Company”), for use at the Company’s 2007 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Wednesday, September 5, 2007, at 9:00 a.m., local time, at Ansoft Corporation, 225 West Station Square Drive, Suite 200, Pittsburgh, Pennsylvania 15219-1119, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. If the Annual Meeting is adjourned or postponed, your proxy will be used to vote your shares when the Annual Meeting reconvenes. This proxy statement, together with the accompanying notice and the enclosed proxy card, are first being sent to stockholders on or about July 30, 2007.
General Information about Voting
Who Can Vote at the Meeting
     You are entitled to vote your shares of Ansoft common stock if the records of the Company show that you held your shares as of the close of business on July 26, 2007. As of the close of business on July 26, 2007, there were a total of 23,493,141 shares of common stock of the Company outstanding. Each share of common stock has one vote on each matter properly brought before the Annual Meeting. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors.
Voting by Proxy
     Your shares can be voted at the Annual Meeting only if you are present in person or if you are represented by proxy. If you properly execute and return the enclosed proxy card prior to the Annual Meeting, your shares will be voted in accordance with the instructions you marked on the proxy card. If you execute and return the proxy card without providing voting instructions, your shares will be voted as recommended by the Board of Directors.
     If you are a beneficial owner of Ansoft common stock held by a broker, bank or other nominee (i.e., in “street name”) you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted.
Attending the Annual Meeting
     Beneficial owners will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. To vote your shares of Ansoft common stock held in street name in person at the meeting, you will have to get a written proxy or vote authorization in your name from the broker, bank or other nominee who holds your shares.
Revocation of Proxy
     Your proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

Quorum; Votes Required
     The presence at the Annual Meeting, in person or by proxy, of shares of common stock representing at least a majority of the total number of shares of common stock entitled to vote will constitute a quorum for purposes of the Annual Meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.
     For the election of directors, the five (5) nominees receiving the greatest number of affirmative votes will be elected. Votes that are withheld and broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect either on the minimum number of affirmative votes necessary or the outcome of the election of directors. For all proposals, if any, other than for the election of directors, a majority of the votes cast at the Annual Meeting are required for the adoption of the proposal.
PROPOSAL 1
ELECTION OF DIRECTORS
     The Amended Certificate of Incorporation (the “Certificate of Incorporation”) and the By-Laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board. The Board is currently comprised of five persons. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of stockholders or until his successor has been elected and qualified or until the earlier of his death, resignation, or removal. The Board of Directors has determined that a majority of the director nominees are independent in accordance with the listing standards and rules of the Nasdaq Stock Market, Inc. (“Nasdaq”).
     The names of the nominees for the Board of Directors are set forth below.

Name	Age	Position	Director Since
Zoltan J. Cendes, Ph.D.	61	Chairman of the Board of Directors, Chief Technology Officer	1984
Nicholas Csendes	63	Director, President, Chief Executive Officer	1984
Peter Robbins (1)	65	Director	2001
John N. Whelihan (1)	63	Director	1996
Paul J. Quast (1)	53	Director	2004

(1)	If elected, Messrs. Robbins, Whelihan and Quast will be appointed members of the Compensation Committee and Audit Committee for the fiscal year 2008.
Background of Directors
     Dr. Zoltan J. Cendes is a founder of Ansoft and has served as Chairman of the Board of Directors of the Company and its chief research scientist since the Company’s formation in 1984. Since 1982, Dr. Cendes has been a university professor in electrical and computer engineering at Carnegie Mellon University. Dr. Cendes has lectured throughout North America, Europe and Asia on the topic of electromagnetics and finite element analysis and has published over 200 publications on these topics. Dr. Cendes directs the research efforts of Ansoft and currently serves as its Chief Technology Officer.

     Nicholas Csendes is a founder of Ansoft and has served as President and Chief Executive Officer since 1992 and a director since 1984. Mr. Csendes was a senior investment officer with Sun Life of Canada, a major international financial institution focusing on the sale of life insurance and retirement products, for over 15 years. Since 1985, Mr. Csendes has been involved with various public and private companies including a publicly-held interactive software company.
     Peter Robbins became a director in 2001. From 1982 to 1999, Mr. Robbins was a Senior Vice President of Franklin Portfolio Associates, and one of its original founders. Mr. Robbins is a trustee and investment committee member of the China Medical Board of New York, a foundation that funds health related projects in China and parts of South-East Asia.
     John N. Whelihan became a director of the Company in 1996. From 1994 to 2003, Mr. Whelihan was Vice President of Sun Life of Canada, a major international financial institution. Mr. Whelihan was in charge of U.S. private placements. Mr. Whelihan is currently retired.
     Paul J. Quast is a shareholder and the managing partner of the law firm Bernick and Lifson, P.A., where he has extensive experience in tax, finance and other business related issues. Mr. Quast is a graduate of the University of Minnesota Law School and the University of Minnesota Business School and is a certified public accountant. Mr. Quast has been a director of the Company since 2004.
     All directors hold office until the next Annual Meeting of the stockholders and until their successors have been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board. Dr. Zoltan J. Cendes and Mr. Nicholas Csendes are brothers. There are no other family relationships between any of the directors or executive officers of the Company.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

Background of Named Executive Officers Who Are Not Directors
     Thomas A.N. Miller, age 59, is a founder of Ansoft and served as a director between 1984 and 2004 and served as Chief Financial Officer and Secretary from 1994 to 1997, and 2004 to the present. Since 1985, Mr. Miller has been involved with various public and private companies including a publicly-held interactive software company.
     Padmanabhan Premkumar, age 44, is Executive Vice President of Ansoft and has been with the Company since 1989. He has held numerous positions in the Company including Vice President of Product Development as well as Vice President of Marketing. Mr. Premkumar is responsible for corporate strategy, product planning, marketing and commercial development of new products and product enhancements.
     Thomas Flynn, age 43, is Vice President of Sales of Ansoft and is responsible for global sales. He has been with the Company since 1990. Prior to joining Ansoft, Mr. Flynn worked for Gould Electronics, GenRad, and IBM.
Additional Information Relating To Board of Directors and Committees Thereof
Board of Directors and Committee Meetings
     The Board of Directors conducts business through meetings and the activities of the Board and its committees, including taking actions by unanimous written consent. The Board met four times during fiscal year 2007. The Board has an Audit Committee and a Compensation Committee. No director attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which he served during the fiscal year ended April 30, 2007.

Director Independence
     The Board of Directors reviewed each director’s other affiliations and relationships. The Board has affirmatively determined that each of Messrs. Quast, Whelihan and Robbins are independent in accordance with the listing standards and rules of the Nasdaq, which are the director independence standards adopted and applied by the Board of Directors.
Audit Committee
     The Audit Committee of the Board of Directors provides assistance and reports to the Board as a function of the Board’s oversight of the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s outside auditor. The Audit Committee consists, and during fiscal year 2007 consisted, of Messrs. Whelihan, Quast and Robbins. All members of the Audit Committee meet the special standards of independence for audit committee membership in accordance with the listing standards and rules of the Nasdaq and the rules of the Securities and Exchange Commission. In addition, The Board of Directors has determined that Mr. Quast will be the “audit committee financial expert” for purposes of the Securities and Exchange Commission’s rules. Acting under its charter, the Audit Committee annually reviews the qualifications of, and appoints the Company’s independent registered public accountants. A copy of the Audit Committee Charter is available on the Company’s website at www.ansoft.com.
Compensation Committee
     The Board of Directors has a Compensation Committee. The Compensation Committee consists, and during fiscal year 2007 consisted, of Messrs. Whelihan, Robbins and Quast. The Compensation Committee is responsible for reviewing and approving matters involving the compensation of directors and executive officers of the Company, periodically reviewing management development plans, administering the Company’s incentive compensation plans and making recommendations to the full Board of Directors on these matters. The Compensation Committee does not have a written charter. The Compensation Committee has delegated the administration of the 2006 Stock Incentive Plan to the President and CEO. The Compensation Committee met twice during fiscal year 2007.
Nominating Committee
     The Company has determined that a nominating committee is not necessary since the Company only has five directors. Any discussions regarding a new director would be discussed with the entire Board of Directors. Following any discussion with the entire Board of Directors, the Company’s independent directors, currently, Messrs. Quast, Whelihan and Robbins would determine and vote as to whether the individual named will be nominated to the Board of Directors.
     The Board of Directors will consider the following criteria in selecting individuals as nominees: independence; financial, regulatory and business experience; character and integrity; education, background and skills; judgment; and the ability to provide practical insights regarding the business of the Company. In addition, prior to recommending a current director for re-election to the Board of Directors, the Board of Directors, as a whole, will consider and review each current director’s Board and committee attendance and performance, length of Board service and knowledge of the business of the Company.
     To date, no stockholder has presented any candidate for Board membership to the Company for consideration, and the Company does not have a formal policy on stockholder-recommended director candidates. The Company believes its process for evaluation of nominees proposed by stockholders would be no different from the process of evaluating any other candidate.
     If the Company were to receive a recommendation for a director candidate from a stockholder, however, the Company expects that it would evaluate such a candidate using the criteria described above for evaluating director candidates brought to its attention through other channels. The Board of Directors will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to: Secretary, Ansoft Corporation, 225 West Station Square Drive, Suite 200, Pittsburgh, Pennsylvania 15219-1119.
Code of Ethics
     The Board of Directors has adopted a Code of Ethics that applies to each of its directors, officers and employees. The Code of Ethics sets forth the Company’s policies and expectations on a number of topics, including: Compliance with laws, rules and regulations; Conflicts of Interest; Insider Trading; Corporate Opportunities; Competition and Fair Dealing; Discrimination and Harassment; Health and Safety; Record-Keeping; Confidentiality; Protection and Proper Use of Company Assets; Prohibitions Against Payments to Government Personnel; Waivers of the Code of Business Conduct of Ethics; Amendments; Reporting any Illegal or Unethical Behavior; and Compliance Procedures.
     The Audit Committee will review the Code of Ethics on a regular basis, and propose or adopt additions or amendments to the Code of Ethics as appropriate.
     The Board of Directors also has adopted a Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer and other senior financial officers. Under the Code of Ethics, the Chief Executive Officer and senior financial officers have agreed to abide by principles governing their professional and ethical conduct.
     The Audit Committee will review the Code of Ethics that applies to the Chief Executive Officer and senior financial officers on a regular basis, and propose or adopt additions or amendments to the Code of Ethics as appropriate.
Related Person Transaction Policy
     Other than as set forth in the Company’s Code of Business Conduct and Ethics, the Company does not have a written policy governing related person transactions. Management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. The Company’s policy is dictated by principles of Delaware corporate law as in effect at the time and the discharge of our directors’ fiduciary duties to the Company.
     Any related person transactions with executive officers or directors of the Company (including any of their immediate family members) are reviewed by the Board or a committee thereof consisting of disinterested members of the Board and are publicly disclosed as required by law or regulation.
     In the event any transaction in which the Company proposes to engage is a related-person transaction, our management must present information regarding the proposed related-person transaction to the disinterested non-employee members of our board of directors for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company and whether any alternative transactions were available. In considering related-person transactions, the disinterested non-employee members of the board take into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the disinterested non-employee members of the board look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as determined in the good faith exercise of such directors’ discretion.

Report of the Audit Committee
     The following is the report of the Audit Committee with respect to the Company’s audited consolidated financial statements for the fiscal year ended April 30, 2007, included in the Company’s Annual Report on Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.
     The Board of Directors has determined that each member of the Audit Committee is independent as defined under the Nasdaq’s listing standards. In addition, the Board of Directors has determined that Mr. Quast will be the “audit committee financial expert” for purposes of the Securities and Exchange Commission’s rules. The Audit Committee’s activities are governed by a written charter adopted by the Board.
     Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, the Company’s internal controls and financial reporting process, the procedures designed to comply with accounting standards and applicable laws and regulations and an assessment of the effective operation of, internal control over financial reporting. KPMG LLP (“KPMG”), the Company’s independent registered public accountants, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and performing an independent audit of management’s assessment of and the effectiveness of internal control over financial reporting. In discharging its responsibilities, the Audit Committee met with management and the Company’s independent auditors, KPMG, to review and discuss the Company’s audited consolidated financial statements. The Audit Committee discussed and reviewed with its independent registered public accountants all matters that the independent registered public accountants were required to communicate and discussed with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61. The Audit Committee received a formal written statement from the independent auditors relating to independence consistent with Independence Standards Board Standard No. 1 and discussed with the auditors any relationships that may impact the auditors’ objectivity and independence.
     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Audit Committee may rely without independent verification on the information provided to them and on the representations made by management and KPMG. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.
     Based on its review and discussions with management and the Company’s independent registered public accountants, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2007.
THE AUDIT COMMITTEE
John N. Whelihan
Paul Quast
Peter Robbins

Independent Registered Public Accountants
     The Company has selected KPMG as its independent registered public accountants for the current fiscal year. A representative of KPMG is expected to be present at the Annual Meeting. The representative will not be making a statement but will be available to respond to appropriate questions.

	2007	2006
Audit fees	$328,000	$247,700
Audit related fees	—	10,500
Tax fees	—	—
Other	—	—

Audit-Related Fees. Audit-Related Fees for fiscal year 2006 included audit fees for the Company’s 401(k).
     The Audit Committee has adopted pre-approval guidelines for services performed by the Company’s independent registered public accountants. The guidelines require advance approval of all audit and non-audit services performed by the Company’s independent registered public accountants. For non-audit services the Audit Committee would consider whether the provision of non-audit services rendered by KPMG to the Company would be compatible with maintaining KPMG’s independence and that services would not impair KPMG’s independence.
     All services performed by KPMG during fiscal years 2006 and 2007 were approved in accordance with the Audit Committee’s pre-approval guidelines. KPMG did not render professional services to the Company for any non-audit services during the fiscal years ended April 30, 2007 and 2006.
Director Compensation
     Non-employee directors receive $1,000 per Board meeting attended and are reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors and its committees. At the closing of the Company’s initial public offering in April 1996, the non-employee directors were granted options to purchase 60,000 shares of common stock of the Company. On December 15, 1998, the non-employee directors were granted options to purchase 50,000 shares of common stock of the Company. Mr. Robbins was granted 60,000 options of common stock concurrent with his election as a director in fiscal year 2002. Mr. Quast was granted 50,000 options of common stock concurrent with his election as a director in fiscal year 2005. Such options are subject to vesting one-fifth per year over a five-year period commencing on the first anniversary of the date of grant. The non-employee directors of the Board earned the following in fiscal 2007:

					Change in
					Pension Value
	Fees				and Nonqualified
	Earned			Non-Equity	Deferred	All
	or Paid	Option	Stock	Incentive Plan	Compensation	Other
Name	in Cash	Awards(1)	Awards	Compensation	Earnings	Compensation	Total
Peter Robbins	$4,000	$19,281	—	—	—	—	$23,281
Paul Quast	$4,000	$54,800	—	—	—	—	$58,800
John N. Whelihan	$3,000	—	—	—	—	—	$3,000

(1)	The values set forth in this column represents the dollar amount recognized for financial statement reporting purposes in fiscal 2007 for the fair value of stock options granted to each director in prior fiscal years, in accordance with FAS 123R (disregarding any estimate of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation may be found in the “Stock-Based Compensation” section of Note 1 of the footnotes to the Company’s consolidated financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2007.

Stockholder Communications with the Board
     Any person, including a stockholder, who wishes to communicate with the entire Board of Directors, an individual director, a committee of the Board of Directors or the independent directors as a group, should mark such communication “confidential” and address it to the specific intended recipient(s) c/o the Secretary, Ansoft Corporation, 225 West Station Square Drive, Suite 200, Pittsburgh, Pennsylvania 15219-1119. All correspondence will be reviewed by the Secretary to determine the nature and subject matter of the communication, and the corresponding appropriate recipient (e.g., the appropriate committee, committee chairman or other individual director). Items unrelated to the duties and responsibilities of the Board of Directors, such as ordinary service or product complaints or inquiries, job inquiries, business solicitations, mass mailings or other material considered, in the reasonable judgment of the Secretary, unsuitable or unrelated to the responsibilities of the Board of Directors will not be forwarded to the requested recipient. Communications relating to accounting, internal controls or auditing matters will be treated on a confidential basis according to the Audit Committee’s policies and procedures regarding such matters and delivered to the Chairman of the Audit Committee.
     In addition, the Board of Directors encourages directors to attend Annual Meetings of stockholders as a means of promoting communication between stockholders and directors. At the 2006 Annual Meeting of Stockholders Messrs. Csendes, Cendes, Quast and Robbins were present.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent of the Company’s common stock to file reports of, and changes to, their beneficial ownership of such securities with the Securities and Exchange Commission and to furnish copies of all Section 16(a) filings to the Company. The Company is required to report in this statement any failure to timely file reports during fiscal year 2007. Based on its review of Form 3, Form 4 and Form 5 filings, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten percent shareholders.
Beneficial Ownership of Common Stock
     The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of June 30, 2007 by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding ordinary shares (ii) each of the Company’s directors (each of whom has been nominated to serve an additional one year term), (iii) the Company’s named executive officers, and (iv) all current named executive officers and directors as a group.

	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership	Class (1)
Ulrich L. and Meta M. Rohde (2)	2,445,456	9.2%
Goldman Sachs Asset Management LP (3)	1,776,986	6.7%
Thomas A.N. Miller (4)	1,669,104	6.3%
Nicholas Csendes (5)	2,439,506	9.2%
Zoltan J. Cendes (6)	2,066,236	7.8%
Peter Robbins (7)	60,000	*
John N. Whelihan (8)	22,000	*
Paul Quast (9)	12,500	*
Padmanabhan Premkumar (10)	250,000	*
Thomas Flynn (11)	53,650	*
All directors and named executive officers as a group (8 persons) (4)(5)(6)(7)(8)(9)(10)(11)	6,572,996	24.7%

*	Less than 1%.

The address of each beneficial owner is 225 West Station Square Drive, Suite 200, Pittsburgh, PA 15219 unless otherwise stated
(1)	The information contained in the table above reflects “beneficial ownership” of the Company’s common stock within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Unless otherwise indicated, all shares of the Company’s common stock are held directly with sole voting and dispositive power.

(2)	All shares are held with sole dispositive and sole voting power. The address of Drs. Ulrich and Meta Rohde is 52 Hillcrest Drive, Upper Saddle River, NJ 07458. All information, other than the Percent of Class, is derived from Drs. Ulrich and Meta Rohde’s Form 4 filed with the Securities and Exchange Commission on December 22, 2004.

(3)	All shares are held with sole dispositive and sole voting power. All information, other than the Percent of Class, is derived from Goldman Sachs Asset Management LP’s Form 13F as of March 31, 2007 filed with the Securities and Exchange Commission. The Address of Goldman Sachs Asset Management LP is 32 Old Slip, New York, NY 10005.

(4)	Includes 100,000 shares issuable upon exercise of options exercisable within 60 days of June 30, 2007.

(5)	Includes 550,000 shares issuable upon exercise of options exercisable within 60 days of June 30, 2007.

(6)	Includes 550,000 shares issuable upon exercise of options exercisable within 60 days of June 30, 2007.

(7)	Includes 60,000 shares issuable upon exercise of options exercisable within 60 days of June 30, 2007.

(8)	Includes 20,000 shares issuable upon exercise of options exercisable within 60 days after June 30, 2007.

(9)	Includes 10,000 shares issuable upon exercise of options exercisable within 60 days after June 30, 2007. Also includes 1,000 shares owned by Saint Croix Vineyards which Mr. Quast is an officer, director and 1/3 owner.

(10)	Includes 220,000 shares issuable upon exercise of options exercisable within 60 days after June 30, 2007.

(11)	Includes 48,000 shares issuable upon exercise of options exercisable within 60 days after June 30, 2007.
Executive Compensation
Compensation Committee Report
     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based on these reviews and discussions, the compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2007.
THE COMPENSATION COMMITTEE
John N. Whelihan
Peter Robbins
Paul Quast
Compensation Discussion and Analysis
The Compensation Committee
     The Board of Directors has a Compensation Committee consisting of three directors, each of whom is independent under applicable Nasdaq rules. Currently, the Compensation Committee is comprised of John N. Whelihan, Peter Robbins and Paul Quast.
     The Compensation Committee is responsible for reviewing and approving matters involving the compensation of directors and executive officers of the Company, periodically reviewing management development plans, administering the Company’s incentive compensation plans and making recommendations to the full Board of Directors on these matters. With respect to the compensation of executive officers other than the President and Chief Executive Officer, the Compensation Committee received and considered significant input from the President.

The President and Chief Executive Officer does not make recommendations, and is not present during deliberations or voting, regarding his own compensation.
Philosophy
          The compensation program’s overall objective is to enable the Company to attract and retain the services of highly-skilled executives and align executives’ and stockholders’ interests. The Company seeks to achieve these objectives by providing a total compensation approach that includes base salary, variable pay based on the annual performance of the Company and stock option awards.
          Other than the Company’s standard form of non-competition and confidentiality agreement, there are currently no employment agreements with any of the executive officers which fix the annual salaries of the executive officers, and no part of executive compensation, including that of the President and Chief Executive Officer, has been strictly tied to qualitative or quantitative statistical operating performance criteria, other than certain bonus plans which are based on certain sales goals.
Elements and Objectives of our Compensation Program
     The elements of our compensation program for executive officers include:
•	Base salary

•	Variable pay based on the annual performance of the Company

•	Stock option awards

•	Employee Benefits
     The Compensation Committee does not adopt express formulae for allocating between long-term and short-term compensation.
               Base Salaries
               Base salaries paid to executives are intended to attract and retain the services of highly skilled executives. The Compensation Committee’s general policy is to set base salaries for executive officers at levels generally competitive to other publicly-held software companies of similar size. In setting base salaries, the Compensation Committee also considers individual experience, individual performance, the Company’s performance, and job responsibilities during the prior year.
               The President and Chief Executive Officer makes recommendations to the Compensation Committee regarding the range of the salary increase (if any) for executive officers (other than himself) based on their prior year’s salary. The Compensation Committee reviews the President’s recommendations and makes a final determination.
               Part of the salary of Mr. Flynn, Vice President of Sales, is commission based on a predetermined percentage of the overall sales of the Company. There is no maximum for such commissions.
               Variable Pay Based on the Annual Performance of the Company
               Annual Employee-Wide Bonus Plan
               The Company’s executive officers participate in an employee-wide bonus plan based on meeting certain quarterly sales goals, with sales calculated under internal guidelines. Possible payouts under the plan ranged from $0 to $5,000 for fiscal 2007. All employees who meet eligibility requirements are entitled to the same payout. The purpose of this element of compensation is to reward employees for Company performance. The Company believes it is important to focus all Company employees toward a single goal, and views sales as a simple and important indicator of its success in the marketplace. The minimum threshold for the bonus is anticipated to be met under normal circumstances with further payouts on achievement of better performance. The maximum payment level is set at a level that is anticipated to be difficult to meet.
               Sales Bonus
               Mr. Flynn, our Vice President of Sales, participates in a variable incentive plan which is based 100% on the Company’s sales calculated under internal guidelines. Under such plan Mr. Flynn was eligible to receive a maximum bonus payment in fiscal year 2007 of up to $50,000 for achieving certain predetermined sales thresholds based on the prior year’s sales. The minimum threshold for the bonus is anticipated to be met under normal circumstances with further payouts on achievement of better performance. The maximum payment level is set at a level that is anticipated to be difficult to meet.
               Sales Commissions
               Mr. Flynn, our Vice President of Sales, participates in a variable incentive plan which is based 100% on the Company’s sales. Under the plan Mr. Flynn receives a sales commission based on a predetermined percentage of overall sales of the Company.
               Stock Option Awards
               The Company provides a long-term incentive compensation program that is based on Company stock through the grant of stock options under the 2006 Stock Incentive Plan. Stock option awards are intended to attract and retain highly skilled employees, to provide an opportunity for significant compensation when overall Company performance is reflected in the stock price, and to help align executives’ and stockholders’ interests. The Compensation Committee also believes that these grants, which vest over a typical period of five years, provide incentives for employees (including executive officers) to remain with the Company. Stock options are typically granted at the time of hire to new employees and from time to time to existing key employees, including executive officers.
               In the past, the Company has made stock option awards based on individual and corporate achievements and other factors. Stock option grants (other than to himself) are typically determined by the President and CEO who has been delegated the authority to administer the 2006 Stock Incentive Plan. In determining the number of options granted, the President and CEO considers such factors as the seniority, the contribution that the individual is expected to make to the Company and has made to the Company in the past, and the size of prior grants. The Company does not time the release of material nonpublic information based on stock option award grant dates.
               The Company did not alter vesting or other stock option provisions in order to seek to realize more favorable treatment under the new expense rules of SFAS No. 123R at the expense of what it considers to be an appropriate long-term equity compensation program.
               Employee Benefits
               The Company’s executives participate in all of the same employee benefit programs as other employees. The executives participate in these programs on the same basis as other employees. These programs include a 401(k) plan, health insurance, dental insurance, life insurance, disability insurance, travel accident insurance and company-paid short term disability.

Summary Compensation Table
     The following table sets forth information about the compensation paid by the Company to the Chief Executive Officer, the Chief Financial Officer and to each of the other three most highly compensated officers as of April 30, 2007 (“named executive officers”).

					Non-Equity
					Incentive Plan
Name and				Option	Compensation
Principal Position	Year	Salary (1)		Awards (2)	(3)	Total
Nicholas Csendes, President and Chief Executive Officer	2007	$300,000		$124,000	$2,000	$426,000
Thomas A.N. Miller, Chief Financial Officer and Secretary	2007	$248,000		$31,000	$2,000	$281,000
Zoltan Cendes, Chairman of the Board and Chief Technology Officer	2007	$300,000		$124,000	$2,000	$426,000
Padmanabhan Premkumar, Executive Vice President	2007	$253,333		$75,200	$2,000	$330,533
Thomas Flynn, Vice President of Sales	2007	$360,311	(4)	$54,082	$27,000 (5)	$441,393

(1)	Salary amounts reflect payments earned during fiscal year 2007.

(2)	The values set forth in this column represents the dollar amount recognized for financial statement reporting purposes in fiscal year 2007 for the fair value of stock options granted to each named executive officer in prior fiscal years, in accordance with FAS 123R (disregarding any estimate of forfeitures related to service-based vesting conditions). A discussion of the relevant assumptions made in the valuation may be found in the “Stock-Based Compensation” section of Note 1 of the footnotes to the Company’s consolidated financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2007.

(3)	Includes $2,000 for employee-wide bonus plan based on meeting certain quarterly sales goals. Possible payouts under the plan ranged from $0 to $5,000 for the year. All employees who meet eligibility requirements are entitled to the same payout. Includes bonus payments earned in fiscal year 2007, regardless of when paid.

(4)	Amount includes a base salary of $173,333, and $186,978 in commissions based on a predetermined percentage of sales.

(5)	Amount includes a $25,000 bonus for achieving certain predetermined sales thresholds. The maximum bonus payout was $50,000. Includes bonus and commission payments earned in fiscal year 2007, regardless of when paid.

Outstanding Equity Awards at Fiscal Year End
     The following table sets forth all unexercised options that have been awarded to the Company’s named executive officers and that are outstanding as of April 30, 2007:

		Option Awards
	Number of Securities	Number of Securities
	Underlying	Underlying		Option	Option
	Unexercised Options	Unexercised Options		Exercise	Expiration
Name	Exercisable	Unexercisable		Price	Date
Nicholas Csendes	250,000	—		$2.56	12/15/2008
	400,000	—		$4.52	10/01/2011

Thomas A.N. Miller	25,000	—		$2.56	12/15/2008
	100,000	—		$4.52	10/01/2011

Zoltan Cendes, Ph.D.	250,000	—		$2.56	12/15/2008
	400,000	—		$4.52	10/01/2011

Padmanabhan Premkumar	60,000	—		$2.56	01/04/2009
	160,000	40,000	(1)	$2.50	11//06/2012

Thomas Flynn	40,000	—		$6.47	12/12/2011
	8,000	12,000	(2)	$10.59	02/01/2015

Option awards vest one-fifth per year over a five-year period commencing on the first anniversary of the date of grant.
(1)	40,000 shares vest 11/06/2007

(2)	4,000 shares vest 02/01/2008; 4,000 shares vest 02/01/2009; 4,000 shares vest 02/01/2010

There were no outstanding stock awards held by the named executive officers as of April 30, 2007.

Option Exercises and Stock Vested—Fiscal 2007

	Option Awards		Stock Awards
	Number of Shares		Number of
	Acquired on	Value Realized	Shares Acquired	Value Realized
Name	Exercise	on Exercise (1)	on Vesting	on Vesting
Nicholas Csendes	55,000	$1,591,659	—	—
Thomas A.N. Miller	25,400	$737,093	—	—
Zoltan Cendes, Ph.D.	55,000	$1,613,299	—	—
Padmanabhan Premkumar	123,600	$2,876,426	—	—
Thomas Flynn	12,600	$313,102	—	—

(1)	Amounts were calculated by multiplying the number of shares acquired upon exercise of the stock options by the difference between the exercise price of the stock options and the value received upon sale of Company common stock on the applicable date of exercise.
Compensation Committee Interlocks and Insider Participation
     Peter Robbins, John N. Whelihan and Paul Quast serve as members of the Compensation Committee of the Board of Directors. None of Messrs. Robbins, Quast and Whelihan are nor have been an officer of the Company.
Equity Compensation Plan Information
     All equity compensation plans have been approved by security holders. As of April 30, 2007, 3,551,942 shares of common stock were reserved for issuance upon the exercise of outstanding options, including both vested and unvested options. The weighted average exercise price of all outstanding options was $5.18. As of April 30, 2007, 1,202,000 shares of common stock are reserved for issuance of future option grants or restricted stock under the existing plan.
Employment Contracts and Change of Control Agreements
     Other than the Company’s standard form of non-competition and confidentiality agreement, the Company does not have any employment contracts in effect with the named executive officers. The Company does not have any compensatory plans or arrangements in place with the named executive officers that would provide benefits to such persons upon their resignation, retirement or other termination of the named executive officers. Compensation for the named executive officers is currently set by the Board of Directors of the Company.

OTHER MATTERS
     The Board knows of no matters that are to be brought before the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.
SOLICITATIONS OF PROXIES
     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone. In addition, the Company has retained American Stock Transfer & Trust Company to act as the Company’s registrar and transfer agent and to assist in the solicitation of proxies from brokers, nominees, institutions and individuals on behalf of the Company. In return for such services, the Company pays American Stock Transfer & Trust Company a monthly $750 fee. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.
STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next Annual Meeting of the Company’s stockholders by submitting such proposals to the Company in a timely manner and by including with such proposal the information specifically called for by Rule 14a-8. In order to be so included in the Company’s 2008 proxy statement and to be properly considered at the 2008 Annual Meeting, stockholder proposals must be received by the Company no later than April 7, 2008, and must otherwise comply with the requirements as set forth in Rule 14a-8.
     The Bylaws of the Company establish an advance notice procedure for eligible stockholders to make nominations. The Company’s By-laws provide that nominations for director must be given to the Secretary of the Company not later than 60 days prior to the anniversary date of the prior year’s Annual Meeting. The Company’s By-laws also require that certain specific information accompanying a stockholder notice of nomination. A copy of the Company’s By-laws is available from the Company upon request.
ANNUAL REPORT
     A copy of the Company’s Annual Report to Stockholders for the fiscal year ended April 30, 2007 is being mailed with this proxy statement and should be read in conjunction herewith.
By Order of the Board of Directors
Nicholas Csendes
President and Chief Executive Officer

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ANSOFT CORPORATION
          The undersigned stockholder(s) of Ansoft Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement for the Company’s 2007 Annual Meeting and Annual Report to Stockholders for the fiscal year ended April 30, 2007 hereby appoints Nicholas Csendes and Thomas A.N. Miller, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2007 Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. local time on Wednesday, September 5, 2007, at Ansoft Corporation, 225 West Station Square Drive, Suite 200, Pittsburgh, Pennsylvania 15219-1119 and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)
PLEASE MAIL IN THE ENVELOPE PROVIDED
☑ Please mark your votes as in this example.

FOR all nominees listed below, except	WITHHOLD authority
as indicated	to vote for all
ELECTION OF DIRECTORS
Instructions: To withhold authority for any individual nominee, mark “For” above, and strike a line through the name of the nominee or nominees as to whom you wish to withhold authority.

Nominees:	Nicholas Csendes	Peter Robbins
	Zoltan J. Cendes, Ph.D.	John N. Whelihan
Paul J. Quast
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER(S). IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE FIVE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.
The proxies are authorized to vote, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.
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